SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 27, 2002

Date of report (Date of earliest event reported)

GRANITE CITY FOOD & BREWERY LTD.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-29643	41-1883639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5831 Cedar Lake Road

St. Louis Park, Minnesota 55416

(Address of Principal Executive Offices, including Zip Code)

(952) 525-2070

(Registrant’s Telephone Number, including Area Code)

ITEM 5           OTHER EVENTS

Pursuant to Rule 135c of the Rules and Regulations under the Securities Act of 1933, as amended, reference is made to the press release issued to the public by Granite City Food & Brewery Ltd. on December 4, 2002, relating to the completion of its unregistered offering of Series A Convertible Preferred Stock and Common Stock Purchase Warrants, attached hereto as Exhibit 99.

ITEM 7           Financial Statements, Pro Forma Financial Information and Exhibits

(c)                   Exhibits.

99                    Press release, dated December 4, 2002.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 4, 2002.

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/	Mitchel I. Wachman
Mitchel I. Wachman
Chief Financial Officer